EXHIBIT 16

HEIN & ASSOCIATES LLP

Certified Public Accountants and Advisors

August 28, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Rockport Healthcare Group, Inc.’s statements included under Item 4.01 of its Form 8-K/A for August 28, 2006, and we agree with such statements concerning our Firm.

/s/ Hein & Associates LLP

Hein & Associates LLP

500 Dallas Street, Suite 2900

Houston, Texas 77002

Telephone: 713-850-9814

Fax: 713-850-0725

www.heincpa.com